SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            THREE-FIVE SYSTEMS, INC.
                -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                -------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5)   Total fee paid:

     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     3)   Filing Party:

     ---------------------------------------------------------------------------
     4)   Date Filed:

     ---------------------------------------------------------------------------

                         THREE-FIVE SYSTEMS, INC. LOGO

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 22, 1999
--------------------------------------------------------------------------------

         The Annual Meeting of Stockholders of Three-Five Systems, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., on Thursday, April 22, 1999, at the Company's corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:

         1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         2. To approve an amendment to the Company's 1998 Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to the 1998 Stock Option Plan from 300,000 shares to 550,000 shares.

         3. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

                                             Sincerely,

                                             /s/ Jeffrey D. Buchanan

Tempe, Arizona                               Jeffrey D. Buchanan
March 19, 1999                               Secretary

                         THREE-FIVE SYSTEMS, INC. LOGO
                             1600 NORTH DESERT DRIVE
                              TEMPE, ARIZONA 85281

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                            VOTING AND OTHER MATTERS

GENERAL

         The enclosed proxy is solicited on behalf of Three-Five Systems, Inc., a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held Thursday, April 22, 1999 at 9:00 a.m. (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Company's corporate headquarters, 1600 North Desert Drive, Tempe, Arizona.

         These proxy solicitation materials were first mailed on or about March 19, 1999 to all stockholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

         Stockholders of record at the close of business on March 12, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 7,012,107 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required (i) for the election of directors, (ii) for the approval of the amendment to the Company's 1998 Stock Option Plan, and (iii) for the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 1999.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of the nominees set forth in this Proxy Statement, (ii) "for" the approval of the amendment to the Company's 1998 Stock Option Plan, and (iii) "for" the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 1999.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

SOLICITATION

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

         The Company's 1998 Annual Report to Stockholders, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information contained in the "Compensation Committee Report on Executive Compensation" below and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

         THE COMPANY WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY THE COMPANY IN FURNISHING SUCH EXHIBIT. ANY SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S SECRETARY AT THE COMPANY'S EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. All directors are elected at each annual meeting of the Company's stockholders for a term of one year and hold office until their successors are elected and qualified.

         A board of five directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

         The following table sets forth certain information regarding the nominees for directors of the Company:

        NAME            AGE           POSITION HELD
        ----            ---           -------------
  David C. Malmberg     56   Director
  Kenneth M. Julien     44   Director
  Gary R. Long          66   Director
  Jeffrey D. Buchanan   43   Executive Vice President - Finance, Administration,
                              and Legal; Chief Financial Officer; Secretary; Treasurer; and Director
  Thomas H. Werner      38   Director

         DAVID C. MALMBERG has been a director of the Company since April 1993. Mr. Malmberg is a private investor and management consultant. Before resigning in May 1994, Mr. Malmberg spent 22 years at National Computer Systems, including 13 years as its President and Chief Operating Officer. Mr. Malmberg serves as the Chairman of the Board of National City Bank of Minneapolis and is a member of the boards of directors of National City Bancorporation, PPT/Vision, Inc., Fieldworks, Inc., Concerted Technology, Inc., and the Board of Trustees for Mankato State University.

         KENNETH M. JULIEN has been a director of the Company since October 1996. Mr. Julien has served as President and a director of Julien Aerospace Systems, Inc., an aerospace parts supplier, since November 1996 and as Managing Director of Julien Investments LLC, a real estate development and lending company, since August 1994. Mr. Julien served as Executive Vice President and Chief Operating Officer of the Company from August 1992 to April 1993; as Vice President, Chief Financial Officer, and Secretary of the Company or one of its predecessors from May 1988 to August 1992; and as a director of the Company or one of its predecessors from July 1987 to May 1990. Mr. Julien served as a Vice President and Chief Financial Officer of CerProbe Corporation ("CerProbe"), a publicly held company engaged in the business of designing, manufacturing, and marketing semiconductor test equipment, from October 1983 to May 1988. Mr. Julien also served as a director of CerProbe from February 1988 to June 1988.

         GARY R. LONG has been a director of the Company since October 1996. Mr. Long served as President and Chief Executive Officer of CalComp Technology, Inc. ("CalComp"), a computer peripherals company, from January 1994 until his retirement in February 1997. Mr. Long served as Senior Vice President and General Manager of CalComp's Digitizer Products Division in Scottsdale, Arizona, from 1980 to January 1994. Prior to 1980, Mr. Long served as Vice President of Operations for Talos Systems, which designed and manufactured digitizers for the computer graphics industry.

         JEFFREY D. BUCHANAN has served as a director and Executive Vice President - Finance, Administration, and Legal of the Company since July 1998; as Chief Financial Officer and Treasurer of the Company since June 1996; and as Secretary of the Company since May 1996. Mr. Buchanan served as Vice President - Finance, Administration, and Legal of the Company from June 1996 until July 1998 and as Vice President - Legal and Administration of the Company from May 1996 until June 1996. Mr. Buchanan served as a Senior Partner of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears from June 1986 until May 1996, where he practiced as a business lawyer with an emphasis on mergers and acquisitions, joint ventures, and taxation. Mr. Buchanan was associated with the international law firm of Davis Wright Tremaine from 1984 to 1986, and he was a senior staff person at Deloitte & Touche from 1982 to 1984. Mr. Buchanan is a member of the Arizona and Washington state bars and passed the certified public accounting examination in 1983. Mr. Buchanan is the son of David R. Buchanan, the current Chairman of the Board, President, and Chief Executive Officer of the Company.

         THOMAS H. WERNER has been a director of the Company since March 1999. Mr. Werner has served as Vice President and General Manager for the LAN Connectivity Division of 3Com Corporation since October 1998. Prior to that, Mr. Werner was Vice President of the Manufacturing Personal Communication Division of U.S. Robotics, which 3Com Corporation acquired in June 1997, from January 1996 until September 1998. Mr. Werner also served in various positions at Oak Frequency Control, a manufacturer of telecommunications components, most recently as President of the Networks Group from February 1994 until January 1996, and earlier as President of the McCoy International Unit from July 1993 until February 1994.

         Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the pleasure of the Board of Directors. Messrs. Julien, Long, Malmberg, and Burton
E. McGillivray, who is not standing for re-election as a director at the Meeting, serve as the members of the Audit Committee of the Board of Directors, with Mr. Julien serving as the Chair of the Audit Committee. Messrs. Malmberg, Julien, Long, and McGillivray serve as the Compensation Committee of the Board of Directors, with Mr. Malmberg serving as the Chair of the Compensation Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Audit Committee reviews the annual financial statements, the significant accounting issues, and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company.

         The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 1998. The Company's Audit Committee met separately at two formal meetings during the fiscal year ended December 31, 1998. The Company's Compensation Committee held one formal meeting and met informally several times during the fiscal year ended December 31, 1998. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period in which such person served as a director, and (ii) the total number of meetings held by all Committees of the Board of Directors on which such director was a member and during the period in which such person served on such committee.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         The Company pays each non-employee director an annual retainer fee in the amount of $15,000, plus $1,250 for each board meeting attended and $500 for each committee meeting held on a day other than the same day as a board meeting. Beginning in 1998, each non-employee director is required to receive two-thirds of his or her annual retainer fee in shares of the Company's Common Stock pursuant to the Company's Directors' Stock Plan. See "Executive Compensation - Stock Option Plans and Directors' Stock Plan." The Company also reimburses each non-employee director for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees of the Company that also serve as directors receive no additional compensation for their services as a director. The terms of the 1994 Automatic Stock Option Plan for Non-Employee Directors (the "1994 Plan") provide that each non-employee director will receive an automatic grant of options to acquire 1,000 shares of the Company's Common Stock on the date of his or her first appointment or election to the Board of Directors. The 1994 Plan also provides for the automatic grant of options to purchase 500 shares of the Company's Common Stock to non-employee directors at the time of the meeting of the Board of Directors held immediately following each annual meeting of stockholders. Pursuant to the 1994 Plan, each of Messrs. Malmberg, Julien, Long, and Werner will receive an automatic grant of options to purchase 500 shares of Common Stock at the time of the Board of Directors meeting immediately following the Meeting. See "Executive Compensation - Stock Option Plans and Directors' Stock Plan."

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

              The following table sets forth the total compensation received by each person who served as the Company's Chief Executive Officer during fiscal 1998, as well as its other executive officers whose aggregate cash compensation exceeded $100,000 for services in all capacities to the Company and its subsidiaries for the fiscal year ended December 31, 1998 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                                                 COMPENSATION
                                                                 ------------
                                                                    AWARDS
                                                                 ------------
                                        ANNUAL COMPENSATION       SECURITIES      ALL OTHER
                                   ----------------------------   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR  SALARY($)(1)  BONUS($)  OPTIONS(#)(2)     ($)(3)
---------------------------        ----  ------------  --------  -------------  ------------
David R. Buchanan                  1998    $346,037          --          --       $12,224
 Chairman of the Board, President, 1997     398,846     221,500      50,000         7,658
 and Chief Executive Officer(4)    1996     257,448          --          --         7,308

Vincent C. Hren                    1998    $188,609          --      30,000       $ 5,503
 President, Chief Executive        1997     170,769      97,350      35,000         5,154
 Officer, and Director(5)          1996     129,308      20,000      70,000(6)     63,445

Dan J. Schott                      1998    $126,604    $ 22,000      10,000       $ 5,761
 Vice President - Research and     1997     120,769      41,000          --         4,301
 Development                       1996     111,903          --          --         3,911

Jeffrey D. Buchanan                1998    $162,864    $ 52,500      25,000       $ 5,245
 Vice President - Finance,         1997     155,385      89,650          --         4,917
 Administration, and Legal; Chief  1996      90,541      30,000      60,000           123
 Financial Officer; Secretary;
 Treasurer; and Director(7)

----------
(1) Messrs. David Buchanan, Hren, Schott, and Jeffrey Buchanan also received certain perquisites, the value of which did not exceed 10% of their annual salary and bonus.
(2) The exercise price of all stock options granted were equal to the fair market value of the Company's Common Stock on the date of grant.
(3) Amounts shown for fiscal 1998 include (i) matching contributions to the Company's 401(k) Plan earned in fiscal 1998 but not paid until fiscal 1999 in the amount of $5,000, on behalf of each of Messrs. David Buchanan, Hren, Schott, and Jeffrey Buchanan; and (ii) term life insurance premiums of $3,024, $418, $761, and $245 paid by the Company on behalf of Messrs. David Buchanan, Hren, Schott, and Jeffrey Buchanan, respectively.
(4) Mr. Buchanan served as the Company's President and Chief Executive Officer from February 1990 until July 1998 and re-assumed those positions in January 1999. Mr. Buchanan is not standing for re-election as a director at the Meeting.
(5) Mr. Hren served as President and Chief Executive Officer of the Company from July 1998 until January 1999. Mr. Hren served as a Vice President of the Company from January 1996 until July 1998.
(6) The amount shown includes options to acquire 35,000 shares of Common Stock that were cancelled during 1996.
(7)  Mr. Buchanan became an officer of the Company in May 1996.

OPTION GRANTS

         The following table sets forth certain information with respect to stock options granted to the Named Officers during the fiscal year ended December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                       ------------------------------------------------  VALUE AT ASSUMED ANNUAL
                        NUMBER OF   % OF TOTAL                            RATES OF STOCK PRICE
                       SECURITIES     OPTIONS                                 APPRECIATION
                       UNDERLYING    GRANTED TO   EXERCISE                  FOR OPTION TERM(2)
                        OPTIONS     EMPLOYEES IN    PRICE    EXPIRATION  ----------------------
NAME                   GRANTED (#)   FISCAL YEAR  ($/SH)(1)     DATE         5%          10%
----                   -----------   -----------  ---------  ----------   --------    --------
David R. Buchanan......      --          --             --         --           --          --
Vincent C. Hren(3).....  30,000         9.0%        $17.88     7/1/08(3)  $337,245    $854,644
Dan J. Schott..........  10,000         3.0%        $10.00    11/9/08(4)  $ 62,889    $159,374
Jeffrey D. Buchanan....  25,000         7.5%        $17.88     7/1/08(4)  $281,037    $712,204

----------
(1) The options were granted at the fair value of the Company's Common Stock on the date of grant and have a ten-year term.
(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Company's Common Stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of the Company's Common Stock.
(3) Mr. Hren resigned as an officer of the Company in January 1999. Such options were not vested and were automatically canceled at that time.
(4) Such options vest and become exercisable at the rate of 20% on the first anniversary of the date of grant, 30% on the second anniversary of the date of grant, and 50% on the third anniversary of the date of grant.

OPTION EXERCISES AND OPTION HOLDINGS

              The following table contains certain information with respect to options held by the Named Officers as of December 31, 1998. None of the Named Officers exercised options during fiscal 1998.

                             YEAR-END OPTION VALUES

                                                        VALUE OF UNEXERCISED
                         NUMBER OF UNEXERCISED          IN-THE MONEY OPTIONS
                      OPTIONS AT FISCAL YEAR-END(#)    AT FISCAL YEAR-END($)(1)
                     ----------------------------   ----------------------------
NAME                 EXERCISABLE UNEXERCISABLE(2)   EXERCISABLE UNEXERCISABLE(2)
----                 ----------- ----------------   ----------- ----------------
David R. Buchanan....  50,000            --            $46,875             --
Vincent C. Hren(3)...   7,000        93,000            $31,063       $124,250

Dan J. Schott........  24,000        26,000                 --       $ 36,875
Jeffrey D. Buchanan..  22,500        62,500            $34,956       $ 34,956
----------
(1) Calculated based upon the December 31, 1998, New York Stock Exchange closing price of $13.69 per share, multiplied by the applicable number of shares in-the-money, less the aggregate exercise price for such shares. The exercise price of certain options held by the Named Officers is greater than $13.69 per share.
(2)  Not vested as of December 31, 1998.
(3)  Mr. Hren resigned as an officer of the Company in January 1999.

EMPLOYMENT AGREEMENTS

         The Company has no written employment contracts with its executive officers or directors. The Company does have employment agreements or signed terms-and-conditions agreements with certain employees. The Company offers its employees medical, dental, life, and disability insurance benefits. The executive officers and other key personnel of the Company are eligible to receive incentive bonuses and are eligible to receive stock options under the Company's stock option plans.

401(K) PROFIT SHARING PLAN

         On September 1, 1990, the Company adopted a profit sharing plan pursuant to Section 401(k) (the "401(k) Plan") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Pursuant to the 401(k) Plan, all eligible employees may contribute through payroll deductions up to the maximum allowable under Section 402(g) of the Internal Revenue Code, which was $10,000 for calendar 1998. In addition, the 401(k) Plan provides that the Company may make matching and discretionary contributions in such amount as may be determined by the Board of Directors. The Company made matching contributions pursuant to the 401(k) Plan to the Named Officers for 1998 in the amount of $20,000.

STOCK OPTION PLANS AND DIRECTORS' STOCK PLAN

         The Company currently has five stock options plans: the 1990 Incentive Stock Option Plan (the "1990 Plan"); the 1993 Stock Option Plan (the "1993 Plan"); the 1994 Automatic Stock Option Plan for Non-Employee Directors (the "1994 Plan"); the 1997 Stock Option Plan (the "1997 Plan"); and the 1998 Stock Option Plan (the "1998 Plan"). The eligible persons under the 1990 Plan are key employees of the Company. Eligible persons under the 1993 Plan include key personnel (including directors and executive officers), consultants, and independent contractors who perform valuable services for the Company or its subsidiaries. Persons who are employees of or consultants to the Company or its subsidiaries, other than directors, executive officers, and persons who own 10 percent or more of the Company's Common Stock, are eligible to receive options granted under the 1997 Plan. Eligible persons under the 1998 Plan include employees of the Company (including officers and directors) and independent contractors. Directors who are not employees receive automatic grants of stock options under the 1994 Plan, are eligible to receive options under the 1993 Plan and the 1998 Plan, but are not eligible under the 1990 Plan or the 1997 Plan.

         In conjunction with stockholder approval of the 1993 Plan, the Board terminated the 1990 Plan with respect to 85,454 options that were unissued as of the date that the 1993 Plan was adopted. There were 164,850 options issued but unexercised under the 1990 Plan as of March 12, 1999. If any option terminates or expires without having been exercised in full, stock not issued under such stock option will become available for reissuance under the 1990 Plan.

         Under the 1993 Plan, an aggregate of 385,454 shares of Common Stock of the Company may be issued pursuant to the granting of options to acquire Common Stock of the Company, the direct granting of Common Stock, or the granting of stock appreciation rights. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1993 Plan. As of March 12, 1999, an aggregate of 15,650 shares of Common Stock had been issued upon exercise of options granted under the 1993 Plan, and there were outstanding options to acquire 293,900 shares of the Company's Common Stock.

         Under the 1994 Plan, 50,000 shares of Common Stock of the Company may be issued upon exercise of stock options automatically granted to non-employee directors of the Company pursuant to the terms described in the section above entitled "Elections of Directors - Director Compensation and Other Information." Persons other than non-employee directors of the Company are not eligible to receive options granted pursuant to the 1994 Plan. There were outstanding options to acquire 12,000 shares of the Company's Common Stock under the 1994 Plan as of March 12, 1999.

         An aggregate of 100,000 shares of Common Stock may be issued upon exercise of options granted pursuant to the 1997 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will become available for reissuance under the 1997 Plan. There were outstanding options to acquire 44,800 shares of the Company's Common Stock under the 1997 Plan as of March 12, 1999.

         The Board of Directors adopted the 1998 Plan on January 29, 1998, and the Company's stockholders approved the 1998 Plan on April 23, 1998. A maximum of 300,000 shares of Common Stock of the Company currently may be issued under the 1998 Plan. The Board of Directors has amended the 1998 Plan to increase the number of shares authorized for issuance from 300,000 to 550,000 shares. See "Proposal to Amend the Company's 1998 Stock Option Plan." If any option terminates or expires without having been exercised in full, stock not issued under such option will again be available for the purposes of the 1998 Plan. There were outstanding options to acquire 92,500 shares of Common Stock under the 1998 Plan as of March 12, 1999.

         On January 29, 1998, the Company's Board of Directors adopted the Directors' Stock Plan (the "Directors' Plan"). Stockholder approval of the Directors' Plan was not required. Under the Directors' Plan, the Company will issue to the non-employee members of the Board of Directors shares of Common Stock equal in value to two-thirds of the annual retainer fee paid to the non-employee directors in lieu of an equivalent amount of cash. The value of the shares of Common Stock issued under the Directors' Plan will be based on the closing price of the Company's Common Stock on the New York Stock Exchange on the last trading day prior to the Company's annual meeting of stockholders. The shares will be issued to the non-employee directors on the date of the Company's annual meeting of stockholders to be held in each year, beginning in 1998. Participation in the Directors Plan by non-employee directors is mandatory. An aggregate of 20,000 treasury shares of Common Stock may be issued under the Directors' Plan.

         If any change in the Common Stock of the Company occurs through merger, consolidation, reorganization, capitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, adjustments will be made as to the maximum number of shares subject to the 1990 Plan, 1993 Plan, 1994 Plan, 1997 Plan, 1998 Plan, and the Directors' Plan, and the number of shares and exercise price per share of stock subject to outstanding options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1998, the Company's Compensation Committee consisted of Messrs. Malmberg, Julien, Long, and Burton
E. McGillivray, who is not standing for re-election at the Meeting. None of such individuals had any contractual or other relationships with the Company during such fiscal year except as directors.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee of the Board of Directors (the "Committee") of Three-Five Systems, Inc. consists exclusively of independent, non-employee directors. The Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The Committee generally reviews base salary levels for executive officers of the Company in April or May each fiscal year and approves actual bonuses at the end of each fiscal year based upon Company and individual performance.

         David C. Malmberg is the Chairman of the Committee and Gary R. Long, Kenneth M. Julien, and Burton E. McGillivray, who is not standing for re-election as a director at the Meeting, are the current Committee members.

PHILOSOPHY

         The  executive  compensation  program  seeks  to  provide  a  level  of compensation that is competitive with companies similar in both size and industry. The Committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term Company performance, as well as individual performance.

The Committee uses its discretion to set executive compensation when, in its judgment, external, internal, or an individual's circumstances warrant.

COMPENSATION PROGRAM

         The primary components of executive compensation consist of base salary, annual incentive bonuses, and stock option grants.

BASE SALARY

         The  Committee  reviews  salaries  recommended  by the Chief  Executive
Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of the Company and conducts an informal evaluation of individual officer performance. Final decisions on any adjustments to the base salary for executives, other than the Chief Executive Officer, are made by the Committee in conjunction with the Chief Executive Officer. The Committee's evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor. Base salaries for fiscal 1998 were determined by the Committee in April 1998. Base salaries were raised in 1998 for the executive officers so that their respective compensation remained competitive with companies similar in both size and industry.

ANNUAL INCENTIVE BONUSES

         Annual incentive bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of the Company. The bonuses are calculated and paid out of the Management Incentive Compensation Plan ("MICP"), which was approved by the Board of Directors in April 1997. The MICP is intended to enhance and reinforce the Company's goals of profitable growth and a sound overall financial condition by making incentive compensation awards available to senior level management and key employees.

         The granting of such awards is based upon the achievement of Company performance objectives and predefined individual performance objectives. Individual performance objectives are developed for every senior level manager and key employee early in each fiscal year. Upon the close of each fiscal year, executive management and the Committee conduct an assessment of individual performance achieved versus individual performance objectives. This assessment may include but not be limited to individual responsibility, performance, and compensation level. Simultaneously, the Board conducts an assessment of the Company's overall performance to date, which may include but not be limited to the achievement of sales, net income, and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

         For fiscal 1998, the Committee awarded bonuses to certain officers and employees with the amount of the award based upon the achievement of their individual performance objectives and the Board's assessment of the Company's overall performance in 1998.

STOCK OPTION GRANTS

         The Company grants stock options periodically to executive officers and other key employees to provide additional incentive to work to maximize long-term total return to stockholders. Although the Board is the Plan Administrator of the stock option plans, it has delegated its authority to a Senior Committee and an Employee Committee. The members of the Compensation Committee serve as members of the Senior Committee, which is the Committee that grants options to officers of the Company. As of July 1998, the Chief Executive Officer and Chief Financial Officer serve as the members of the Employee Committee, which grants options to employees other than officers. In general, stock options are granted to managers and key technical employees at the onset of employment. If, in the opinion of the Plan Administrator, the outstanding service of an existing employee merits an increase in the number of options held, however, the Plan Administrator may elect to issue additional stock options to that employee. The vesting period on grants is generally four years for new employees and three years for employees who have been employed for two years or longer. The vesting schedule is generally backloaded (with 50% vesting in the last year) in order to encourage optionholders to continue in the employ of the Company. The Plan Administrators retain the right to accelerate the vesting of options granted by the Company. Certain officers may also have longer vesting schedules. In 1998, the Senior Committee and the Employee Committee authorized the issuance of stock options to certain executive officers and other key employees.

BENEFITS

         The Company provides various employee benefit programs to its executive officers, including medical, dental and life insurance benefits, an employee 401(k) retirement savings plan, and short- and long-term disability insurance. These programs are generally available to all employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee considers the same factors outlined above for other executive officers in evaluating the base salary and other compensation of the Company's Chief Executive Officer ("CEO"). The Committee's evaluation of the CEO is subjective, with no particular weight assigned to any one factor. From January to July, the Company's CEO was David R. Buchanan and his annual base salary remained at $400,000, which was the same amount that it was for 1997. In July 1998, David R. Buchanan resigned, and Vincent C. Hren was appointed CEO of the Company. David Buchanan remained as Executive Chairman. Based on his experience and comparable data, the Committee established Mr. Hren's annual base salary at $220,000. In early January 1999, Mr. Hren resigned and Mr. Buchanan resumed his former position as CEO until a replacement for Mr. Hren could be found. The Committee determined that Mr. Hren's individual performance for fiscal year 1998 merited the payment of no bonus in accordance with the terms of the MICP and based upon the Board's assessment of the overall Company performance. Mr. Buchanan declined to be considered for a bonus for 1998.

         The Senior Committee authorized an additional 30,000 options for Mr. Hren upon his appointment as CEO in July 1998, but those options were canceled upon his resignation in January.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with
Section 162(m).

         This report has been furnished by the members of the Compensation Committee to the Board of Directors of the Company.

                  David C. Malmberg, Chairman
                  Burton E. McGillivray
                  Gary R. Long
                  Kenneth M. Julien

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

              Except as noted below, based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 1998, and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except that (i) Robert T. Berube filed a late report on Form 3 with respect to his ownership of the Company's securities as of the date he became an executive officer of the Company, and (ii) Gary R. Long filed one late Form 5 covering one transaction.

                            COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total stockholder returns for the five years ended December 31, 1998 for (i) the Company's Common Stock;
(ii) the Standard and Poor's SmallCap 600 Index (the "SmallCap 600"); and (iii) the Standard and Poor's Electrical Equipment Index (the "Electrical Equipment Index"). The graph assumes an investment of $100 on December 31, 1993. The calculations of cumulative stockholder return on the SmallCap 600 and the Electrical Equipment Index include reinvestment of dividends, but the calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                                          CUMULATIVE TOTAL RETURN
                             --------------------------------------------------
                             12/93    12/94    12/95    12/96    12/97    12/98
                             -----    -----    -----    -----    -----    -----
Three-Five Systems, Inc.      100      206       96       73       94       78
S & P Smallcap 600            100       95      124      150      189      194
S & P Electrical Equipment    100      101      142      192      271      363

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                             DIRECTORS, AND OFFICERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock on March 12, 1999 by (i) each director and each executive officer of the Company, and (ii) all directors and officers of the Company as a group. The Company is not aware of any other person that owns more than five percent of the Company's Common Stock.

                                                          SHARES BENEFICIALLY
                                                                OWNED
                                                        -----------------------
NAME OF BENEFICIAL OWNER                                NUMBER(1)    PERCENT(2)
------------------------                                ---------    ----------
DIRECTORS AND EXECUTIVE OFFICERS:
David R. Buchanan(3)..................................   877,198        12.4%
Dan J. Schott(4)......................................    36,000           *
Lawrence E. Kagemann, Jr.(5)..........................     3,000           *
Jeffrey D. Buchanan(6)................................    55,590           *
Radu G. Andrei(7) ....................................        --          --
Robert T. Berube (8)..................................     3,750           *
Burton E. McGillivray(9)..............................    70,501           1%
David C. Malmberg(10).................................    27,001           *
Kenneth M. Julien(11).................................     3,867           *
Gary R. Long(12)......................................     6,167           *
Thomas H. Werner......................................        --          --
All directors and executive officers as a group
  (eleven persons).................................... 1,083,074        15.2%
----------
* Less than 1% of the outstanding shares of Common Stock

(1) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of March 12, 1999 by the exercise of vested stock options.
(2) The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of March 12, 1999. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of March 12, 1998 upon the exercise of vested stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3) Includes 50,000 shares of Common Stock issuable upon exercise of vested stock options. Mr. Buchanan is not standing for re-election as a director at the Meeting.
(4) Includes 32,000 shares of Common Stock issuable upon exercise of vested stock options.
(5)  Mr. Kagemann serves as the Company's Vice President - Operations.
(6) Includes 27,500 shares of Common Stock issuable upon exercise of vested stock options.
(7)  Mr. Andrei serves as the Company's Vice President - Sales and Marketing.
(8) Includes 1,750 shares of Common Stock issuable upon exercise of vested stock options. Mr. Berube serves as the Company's Principal Accounting Officer and Corporate Controller.
(9) Includes 4,000 shares of Common Stock issuable upon exercise of vested stock options. Mr. McGillivray is not standing for re-election as a director at the Meeting.
(10) Includes 4,000 shares of Common Stock issuable upon exercise of vested stock options.
(11) Includes 1,666 shares of Common Stock issuable upon exercise of vested stock options.
(12) Represents 700 shares of Common Stock held by Mr. Julien as custodian for his minor children and 1,666 shares of Common Stock issuable upon exercise of vested stock options.

                         PROPOSAL TO AMEND THE COMPANY'S
                             1998 STOCK OPTION PLAN

         On January 28, 1999, the Board of Directors approved a proposal to amend the Company's 1998 Stock Option Plan (the "1998 Plan"), subject to approval by the Company's stockholders, to increase the number of shares of Common Stock that may be issued pursuant to the 1998 Plan from 300,000 shares to 550,000 shares. The full text of the 1998 Stock Option Plan as proposed to be amended is included as "Appendix A" to this Proxy Statement. The Board of Directors recommends a vote "for" the proposed amendment to the 1998 Plan.

         The purpose of the 1998 Plan is to attract, retain, and motivate employees, independent contractors, and non-employee members of the Board of Directors by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders. By January 28, 1999, the Company had granted options to purchase an aggregate of 122,500 of the 300,000 shares of Common Stock then reserved for issuance under the 1998 Plan. At that time, the Board of Directors considered the likelihood that the Company will be required to grant a significant number of stock options in the near future in order to attract additional senior management personnel, particularly a Chief Technical Officer and a permanent Chief Executive Officer. Accordingly, the Board of Directors approved a proposal to increase the number of shares that may be issued pursuant to the 1998 Plan to 550,000 in order to enable the Company to make grants to new executive officers as well as to continue to grant options and/or issue shares of Common Stock under the 1998 Plan to other employees, independent contractors, and non-employee directors.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

SHARES SUBJECT TO THE PLAN

         A maximum of 300,000 shares of Common Stock of the Company currently may be issued under the 1998 Plan. If any option terminates or expires without having been exercised in full, stock not issued under such option will again be available for the purposes of the 1998 Plan. If any change is made in the stock subject to the 1998 Plan or subject to any option granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1998 Plan provides that appropriate adjustments will be made as to the maximum number of shares subject to the 1998 Plan and the number of shares and exercise price per share of stock subject to outstanding options. As of March 12, 1999, no shares of the Company's Common Stock had been issued upon exercise of options granted pursuant to the 1998 Plan, and there were outstanding options to acquire 92,500 shares of the Company's Common Stock.

ELIGIBILITY AND ADMINISTRATION

         Options may be granted pursuant to the 1998 Plan only to persons ("Eligible Persons") who at the time of grant are either (i) employees (including officers and directors) of the Company or its subsidiaries, (ii) independent contractors, or (iii) non-employee members of the Board of Directors. Options granted pursuant to the 1998 Plan may be incentive stock options or non-qualified stock options. Options that are incentive stock options may be granted only to employees of the Company. To the extent that granted options are incentive stock options, the terms and conditions of those options must be consistent with the qualification requirements set forth in the Internal Revenue Code.

         The Board of Directors administers the 1998 Plan, except that the Board of Directors may delegate its authority and duties under the 1998 Plan (other than the power to amend the Plan) to one or more committees appointed by the Board of Directors. The Board of Directors and any committee that has been delegated authority to administer the 1998 Plan are each referred to as a "Plan Administrator." Each Plan Administrator determines (i) which of the Eligible Persons in its group will be granted options; (ii) the type of options granted;
(iii) the amount and timing of the grant of such options; (iv) vesting conditions, provided that no vesting period may be less than one year; and (v) such other terms and conditions as may be imposed by the Plan Administrator consistent with the 1998 Plan.

TERMS AND CONDITIONS OF OPTIONS; EXERCISE PRICES; EXERCISE OF OPTIONS

         Each Plan Administrator determines the expiration date, maximum number of shares purchasable, and the other provisions of the options at the time of grant. The 1998 Plan currently provides that no Eligible Person may receive options for more than 150,000 shares of Common Stock pursuant to the 1998 Plan in any one-year period. No option may be granted for a term in excess of 10 years. Options vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator upon the grant of the options, except that options granted under the 1998 Plan may not have a vesting period of less than one year after the date of grant. All outstanding options under the 1998 Plan automatically terminate upon completion of a merger or consolidation in which the Company is not the surviving corporation.

         Although each Plan Administrator determines the exercise prices of options at the time of grant, the exercise price all of options granted under the 1998 Plan may not be less than 100 percent of the fair market value of the Common Stock at the time of the grant. On March 12, 1999, the closing price of the Company's Common Stock on the New York Stock Exchange was $11.19 per share.

         To exercise an option, the optionholder is required to deliver to the Company full payment of the exercise price for the shares as to which the option is being exercised. Generally, options can be exercised by delivery of cash, check, or shares of Common Stock of the Company.

NO AFFILIATE REPRICINGS WITHOUT STOCKHOLDER APPROVAL

         The Company may not cancel any options granted to officers, directors, or 10% shareholders under the 1998 Plan and issue, in place of the cancelled options, new options with a lower exercise price (a "repricing") unless the repricing is approved by the Company's stockholders within 12 months of the date of repricing.

REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT

         It is proposed to increase the number of shares reserved for issuance under the 1998 Plan from 300,000 to 550,000 shares. The proposed amendment to the 1998 Plan also would increase the aggregate number of shares of Common Stock that may be subject to options granted to any one individual in any one year from 150,000 shares to 275,000 shares. The Company currently is seeking new executive officers, particularly a new Chief Technical Officer and a permanent Chief Executive Officer. The Company believes that it will be necessary to grant a significant number of stock options to attract and retain these officers. In addition, the Company believes that the proposed amendment to the 1998 Plan will provide a sufficient reserve of additional shares available for grant under the 1998 Plan to enable the Company to attract and retain other directors, officers, and key employees from time to time in the future and to motivate such persons to exert their best efforts on behalf of the Company.

         In addition to approving the proposed amendment to the 1998 Plan, on January 28, 1999 the Board of Directors also reduced the number of shares authorized for issuance under the 1994 Automatic Stock Option Plan from 100,000 to 50,000 shares. This action by the Board of Directors did not require stockholder approval. The Board of Directors recognized that, because of the low number of options granted under the 1994 Plan each year, the number of shares of Common Stock authorized for issuance under the 1994 Plan was unnecessarily high. Accordingly, and in light of the proposed increase in the number of shares authorized under the 1998 Plan, the Board of Directors reduced the number of shares authorized for issuance under the 1994 Plan with the intent to minimize the total number of shares authorized under all of the Company's stock-based plans. In the event that the stockholders of the Company approve the proposed amendment to the 1998 Plan, the combined effect of the actions of the Board of Directors will be a net increase of 200,000 shares authorized under all of the Company's stock-based plans.

FEDERAL INCOME TAX CONSEQUENCES

         Certain options granted under the 1998 Plan will be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or her or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price, however, generally will be treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to the optionholder, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the exercise price paid. The Company will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

         Certain other options issued under the 1998 Plan may be non-qualified options. The income tax consequences of non-qualified options will be governed by Section 83 of the Internal Revenue Code. Under Section 83, the excess of the fair market value of the shares of the Company's Common Stock acquired pursuant to the exercise of any non-qualified option over the amount paid for such stock (hereinafter referred to as "Excess Value") must be included in the gross income of the holder in the first taxable year in which the Common Stock acquired by the holder is not subject to a substantial risk of forfeiture. In calculating Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, the Company will be entitled to a federal income tax deduction in the same taxable year that holders recognize income. The Company will be required to withhold income taxes with respect to income reportable pursuant to Section 83 by a holder. The basis of the shares acquired by an optionholder will be equal to the exercise price of those shares plus any income recognized pursuant to
Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for more than 12 months from the date the substantial risk of forfeiture lapsed or, if a Section 83(b) election is made, more than 12 months from the date the shares were acquired. The maximum federal capital gains tax rate currently is 20% for property held more than 12 months.

RATIFICATION BY STOCKHOLDERS OF THE AMENDMENT TO THE 1998 PLAN

         Upon approval of the amendment to the Company's 1998 Plan by the stockholders of the Company, the effective date of the amendment will be January 29, 1999. In the event that the amendment to the Company's 1998 Plan is not approved by the stockholders, the 1998 Plan will remain in effect as previously adopted. Any options outstanding under the 1998 Plan prior to the amendment will remain valid and unchanged, except that if the stockholders do not approve the proposed amendment, any options granted in excess of the 300,000 shares originally authorized for issuance under the 1998 Plan will automatically be terminated and of no further force and effect, as though they had never been granted.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                 DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

         In order to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders of the Company to be held during calendar 2000, stockholder proposals that are intended to be presented by stockholders must be received at the principal executive offices of the Corporation (i) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting, and (ii) with respect to any other annual meeting of stockholders, on or before the close of the business on the fifteenth day following the date (or the first date, if there be more than one) of public disclosure of the date of such meeting such meeting.

         Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have the Company include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2000, except in circumstances where (i) the Company receives notice of the proposed matter within the time periods described in the paragraph above and
(ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                                           Dated: March 19, 1999

                                   APPENDIX A

                              AMENDED AND RESTATED
                 THREE-FIVE SYSTEMS, INC. 1998 STOCK OPTION PLAN
                        (AMENDED AS OF JANUARY 28, 1999)

         1. ADOPTION. On January 29, 1997, the Board of Directors (the "Board") of Three-Five Systems, Inc., a Delaware corporation (the Company"), adopted the 1998 Stock Option Plan (the "Original Plan"). The stockholders of the Company approved the Original Plan on April 23, 1998. On January 28, 1999, the Board amended the Original Plan in order to increase the number of available shares for issuance under the Plan by 250,000 shares. This amended and restated plan, fully incorporating the revisions made on January 28, 1999, is referred to herein as the "Revised Plan." The Revised Plan must be approved by the stockholders of the Company within one year of the date of its adoption by the Board. If the Revised Plan is not timely approved by the Company's stockholders, the Original Plan, as previously amended and except as otherwise specifically provided herein, shall continue in effect and any Options or Awards issued after the date of the adoption of the Revised Plan shall remain valid and unchanged to the extent that such Options or Awards contain terms such that they could have been issued under the Original Plan. Any Options or Awards outstanding prior to the adoption by the Board of the Revised Plan shall remain valid and unchanged. The Revised Plan shall be known as the Three-Five Systems, Inc. Amended and Restated 1998 Stock Option Plan (the "Plan"). When applicable, the term "Plan" shall include the Original Plan, as previously amended, and/or the Revised Plan. Capitalized terms used in this Plan are defined in SECTION 13 hereof.

         2. PURPOSE. The purpose of this 1998 Stock Option Plan (the "Plan") is to attract, retain and motivate employees, independent contractors and non-employee board members by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders.

         3. PLAN ADMINISTRATION

            3.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in SECTION 12, the Board, in its sole discretion, may delegate its authority and duties under the Plan to one or more committees appointed by the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator". Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to options granted under the Plan, including selection of the individuals to be granted options, the type of options granted, the number of shares of the Company's Common Stock ("Common Stock") subject to an option, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an option. Notwithstanding the foregoing, no options granted under the Plan shall have a vesting period of less than one year from the date of grant. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

            3.2 RULE 16B-3 AND CODE SECTION 162(M). Notwithstanding any provision of this Plan to the contrary, only the Board or a committee composed of two or more or Non-Employee Directors may make determinations regarding grants of options to officers, directors and 10% stockholders of the Company ("Affiliates"). (The term "Non-Employee Directors shall satisfy the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended). The Plan Administrator shall have the authority and discretion to determine the extent to which option grants will conform to the requirements of
Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

         4. ELIGIBILITY. Any employee of the Company (the term "employee" shall include a person who has signed an agreement to become an employee) shall be eligible to receive Incentive Stock Options and/or

Nonqualified Stock Options (as such terms are defined in SECTION 6.1). An independent contractor or non-employee board member shall be eligible to receive only Nonqualified Stock Options. For purposes of this SECTION 4, "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

         5. SHARES SUBJECT TO THE PLAN

            5.1 NUMBER AND SOURCE. The stock offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Any shares subject to an option granted under the Plan that is forfeited, terminated or canceled shall again be available for the granting of options under the Plan. Subject to adjustment as provided in SECTION 5.2, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 550,000. The aggregate number of shares of Common Stock that may be covered by options granted to any one individual in any year shall not exceed 275,000.

            5.2 CAPITAL ADJUSTMENTS. The aggregate numbers and type of shares available for options under the Plan, the maximum number and type of shares that may be subject to options to any individual under the Plan, the number and kind of shares covered by each outstanding option, and the exercise price per share (but not the total price) for stock options outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

            5.3 MERGERS, ETC. If the Company is the surviving corporation in any merger or consolidation, any option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled prior to the merger or consolidation. A dissolution or liquidation of the Company shall cause every option outstanding under this Plan to terminate. A merger or consolidation in which the Company is not the surviving corporation shall also cause every option outstanding under this Plan to terminate, but each optionholder shall have the right, immediately prior to such merger or consolidation in which the Company is not a surviving corporation, to exercise vested options in whole or in part, subject to the other provisions of this Plan and the applicable option agreement.

         6. STOCK OPTIONS

            6.1 GRANT. The Plan Administrator may grant stock options, designated as either "Incentive Stock Options" which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options" The price at which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; however, the exercise price of any stock option shall not be less than 100% of the Fair Market Value of such shares on the date such option is granted (110% if options are intended to be Incentive Stock Options and are granted to a stockholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). For purposes of the Plan, "Fair Market Value" as to a particular day equals the closing price for the Common Stock on the New York Stock Exchange as reported in the Wall Street Journal or in such other source as the Plan Administrator deems reliable. If there is no reported sale of Common Stock on the New York Stock Exchange on the date in question, then Fair Market Value shall be the closing selling price on the New York Stock Exchange on the last preceding date for which an actual reported sale exists. The Plan Administrator shall set the term of each stock option, but no stock option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option Plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the
Code) such options shall be treated as Nonqualified Stock Options. An optionholder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

            6.2 NO REPRICING WITHOUT STOCKHOLDER APPROVAL. No Stock Options granted to Affiliates may be repriced without the approval of the stockholders of the Company ("Repricing") within 12 months of such repricing. Stockholder approval shall be evidenced by the affirmative vote of the holders of the majority of the shares of the Company's Common Stock present and person by proxy and voting at the meeting. For purposes of this Agreement, "Repricing" shall mean that situation in which new options are issued to an optionholder in place of cancelled options and which would be reportable in the repricing table of the annual proxy.

            6.3 INDIVIDUAL STOCK OPTION AGREEMENTS. Options granted under the Plan shall be evidenced by option agreements in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. The option agreements may contain other provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

         7. OPTION EXERCISE

            7.1 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in SECTION 7.2) is received by the Company. No holder of an option, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such shares are issued. No option may at any time be exercised with respect to a fractional share.

            7.2 FORM OF PAYMENT An optionholder may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below) (c) any combination of the above, or (d) such other means as the Plan Administrator may approve. Any optionholder who owns Common Stock may use such shares, the value of which shall be as the Fair Market Value on the date the stock option is exercised, as a form of payment to exercise stock options under the Plan. The Plan Administrator, in its discretion, may restrict or rescind the right to use stock-for-stock payment. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the aggregate exercise price. The Plan Administrator may permit an optionholder to elect to pay the exercise price of a stock option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price plus any tax withholding resulting from such exercise. If an option is exercised by surrender of stock having a Fair Market Value less than the aggregate exercise price, the optionholder must pay the difference in cash.

         8. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, a Nonqualified Stock Option granted under the Plan or any of the rights and privileges conferred thereby shall not be assignable or transferable by the optionholder other than by will or the laws of descent and distribution and such option shall be exercisable during the optionholder's lifetime only by the optionholder.

         9. WITHHOLDING TAXES; OTHER DEDUCTIONS. The Company shall have the right to deduct from any settlement of an option granted under the Plan, including the delivery or vesting of shares, (a) an amount sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such option to the Company or to any subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations.

         10. TERMINATION OF SERVICES. The terms and conditions under which an option may be exercised following termination of an optionholder's employment or independent contractor relationship with the company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the earliest of the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22(e)(3) of the Code); (b) one year after termination of employment due to death or Disability.

         11. TERM OF THE PLAN. The Plan shall become effective as of January 29, 1998, and shall remain in full force and effect through January 28, 2008, unless sooner terminated by the Board. After the Plan is terminated, no future options may be granted, but options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

         12. PLAN AMENDMENT. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's stockholders if such approval is: (a) required to comply with
Section 422 of the Code with respect to Incentive Stock options; (b) required for purposes of Section 162(m) of the Code; (c) required to comply with New York Stock Exchange rules and regulations; (d) required to comply with SEC or state rules and regulations; (e) to increase the number of shares available for issuance under the Plan; (f) to reduce the minimum exercise price of an option below Fair Market Value on the date of grant; or (g) to allow Repricings without stockholder approval. The Original Plan was unanimously adopted by the Board on January 29, 1997. The Amended and Restated 1998 Stock Option Plan was unanimously adopted by the Board on January 28, 1999.

         13. APPROVAL BY STOCKHOLDERS. The Plan shall be submitted to the stockholders of the Company for their approval at a regular meeting to be held within 12 months after the adoption of the Plan by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holder of a majority of the shares of the Company's Common Stock present in person or by proxy and voting in the meeting.

                                            THREE-FIVE SYSTEMS, INC.

                                            By:      /s/ Jeffrey D. Buchanan
                                                     ---------------------------
                                            Name:    Jeffrey D. Buchanan
                                                     ---------------------------
                                            Its:     Secretary

                            THREE-FIVE SYSTEMS, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of THREE-FIVE SYSTEMS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 19, 1999, and hereby appoints Jeffrey D. Buchanan and Elizabeth A. Sharp, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of the Company, to be held on Thursday, April 22, 1999, at 9:00 a.m., local time, at the Company's corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

         A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)

                                            THREE-FIVE SYSTEMS, INC.
                                            P.O. BOX 11227
                                            NEW YORK, NY  10203-0227
1. ELECTION OF DIRECTORS:
     FOR all nominees [ ]    WITHHOLD AUTHORITY to vote [ ]     *EXCEPTIONS [ ]
     listed below.           for all nominees listed below.

Nominees: Jeffrey D. Buchanan, David C. Malmberg, Kenneth M. Julien,
          Gary R. Long, Thomas H. Werner

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            --------------------------------------------------------------------
2. Proposal to amend the Company's 1998 Stock Option Plan.
   [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

3. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company.
   [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

                               Change of Address and/ or Comments Mark Here  [ ]

                               (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

                               Dated:                                     , 1999
                                     -------------------------------------

                               -------------------------------------------------
                                                   Signature
                               -------------------------------------------------
                                            Signature if held jointly

  SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                Votes must be indicated (x) in Black or Blue ink.